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                                                                    Exhibit 99.2



                                             [ANDERSEN LOGO]


                                             Arthur Andersen LLP

                                             1345 Avenue of the Americas
                                             New York, NY 10105-0032

                                             www.andersen.com


March 26, 2002


Office of the Chief Accountant
Securities and Exchange Commision
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read the first paragraph of Item 4 included in the Form 8-K dated March 22, 2002 of Atalanta/Sosnoff Capital Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



Very truly yours,

/s/ Arthur Andersen LLP
-----------------------------
Arthur Andersen LLP







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